As filed with the Securities and Exchange Commission on February 26, 2009

Registration No. 333-150751

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post Effective Amendment No. 1
to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DRAGON’S LAIR HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	5122	26-1427633
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

785 N.E. 83rd Terrace, Miami, Florida  33138    (786) 554-2771
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

MICHEL LEMOINE
Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer
785 N.E. 83rd Terrace
Miami, Florida 33138
(786) 554-2771
(Name, address, including zip code, and telephone number including area code, of agent for service)

With a copy to:

MICHAEL H. HOFFMAN, ESQ. Law Offices of Michael H. Hoffman, P.A. 9116 Byron Avenue Miami, Florida 33154 Telephone: (786) 280-7575 and Facsimile (509) 562-3211

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

This post-effective amendment will become effective on such date as the Commission may determine under Section 8(c) of the Securities Act of 1933.

EXPLANATORY NOTE
Termination of Offering

The registrant has terminated the offering set forth in this registration statement.  The amount of shares of Series A Convertible Preferred Stock and Common Stock of the registrant sold in the offering was 6,780 and 1,762,800, respectively. The registrant is filing this post-effective amendment to remove from registration the shares of Series A Convertible Preferred Stock and Common Stock of the registrant which were registered but not sold in the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 26th day of February, 2009.

DRAGON’S LAIR HOLDINGS, INC.

By:	/s/ Michel Lemoine
Michel Lemoine
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michel Lemoine Michel Lemoine	President, Chief Executive Officer, (Principal Executive Officer), Chief Financial Officer (Principal Financial and Accounting Officer), Chairman	February 26, 2009

/s/ Steve Kravitz Steve Kravitz	Director	February 26, 2009

/s/ Joseph Pierre-Louis Joseph Pierre-Louis	Director	February 26, 2009

/s/ H. Bradley Ress H. Bradley Ress	Director	February 26, 2009